Exhibit 99.1

May 5, 2020

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Director, Investor Relations
(206) 392-5908

Alaska Air Group reports first quarter 2020 results; COVID-19 response
Financial Results:
•Reported net loss for the first quarter of 2020 under Generally Accepted Accounting Principles (GAAP) of $232 million, or $1.87 per diluted share, compared to net income of $4 million, or $0.03 per diluted share in the first quarter of 2019.
•Reported net loss for the first quarter of 2020, excluding impairment charges, merger-related costs and mark-to-market fuel hedge accounting adjustments, of $102 million, or $0.82 per diluted share, compared to net income of $21 million or $0.17 per diluted share, in the first quarter of 2019.
•Reported impairment and other related charges of $160 million before tax related to certain aircraft, aircraft parts, and intangible assets.

COVID-19 Impacts and Response:
The impacts of COVID-19 on our business have been unprecedented. Demand deterioration began in February, and in March cancellations overwhelmed new bookings. Today demand remains over 90% below normal levels. Alaska Air Group's priorities as it continues to manage through this crisis are to ensure the health and safety of guests and employees, to preserve financial strength, and to plan for the future of the company. The following are key actions taken to date:

Guests and Employees
•Implemented enhanced cleaning procedures on aircraft, including the use of high-grade, EPA-registered disinfectants and electrostatic sanitizing spray. Additionally, all planes are equipped with hospital-grade HEPA filters.
•Taken additional steps to ensure guest health and safety including limiting load factors and seat availability, and reducing most in-flight services and requiring flight attendants and customer service agents to utilize masks.
•Requiring face masks for guests starting May 11 and for employees who cannot maintain six feet of social distance from guests or coworkers starting May 4. This includes pilots, flight attendants and customer service agents.
•Extended elite Mileage Plan status to all members until Dec. 31, 2021, and offered for all 2020 qualifying miles to apply to 2021 status achievement.
•Provided guests with a "Peace of Mind" waiver, allowing changes to ticketed travel without change or cancellation fees.
•Utilized our dedicated fleet of cargo freighter to transport essential supplies from Seattle and throughout Alaska.
•Donated 1 million meals to address food insecurity across our network, and 1 million LIFT miles to transport medical staff free of charge to respond to COVID-19. The airlines continue to support transportation of essential supplies through air cargo services.

Fleet and Network
•Flown capacity in April decreased more than 80% compared to the prior year, and capacity cuts in May will also be at least 80%. We continue to expect capacity cuts in June to be significant.
•Parked 156 mainline aircraft and 13 Horizon Air aircraft, and suspended flying for 8 SkyWest Airlines aircraft.

Cash Preservation and Expense Reduction
•Held $2.1 billion in unrestricted cash and marketable securities as of March 31, 2020.
•As of May 4, 2020, held $2.9 billion in cash and marketable securities, including Coronavirus Aid, Relief and Economic Security (CARES) Act Payroll Support Program (PSP) funds received in April.
•Drew $400 million from existing credit facilities, and executed an agreement for a $425 million 364-day term loan facility.
•Obtained an additional $50 million in secured financing on April 22, 2020.
•Enacted a company-wide hiring freeze for all non-essential positions, reduced salaries of senior management and offered voluntary short-term and incentive leave programs accepted by more than 5,000 employees.
•Reduced cash burn from $400 million per month in March to $260 million in April, with the goal of reaching $200 million in June.
•Suspended over $500 million in capital spending, largely through the deferral of pre-delivery aircraft payments and non-aircraft capital projects.
•Negotiated payment extensions or reductions with lessors, vendors and airports.
•Suspended stock repurchases and future dividend payments.

CARES Act Assistance
•Reached an agreement with the U.S. Treasury to receive support under the CARES Act PSP and received $992 million in funding on April 23, 2020.
•Applied to participate in the Loan Program of the CARES Act, which would give Air Group the option to access up to $1.1 billion in federal loans through September 30, 2020.

SEATTLE — Alaska Air Group Inc. today reported first quarter 2020 GAAP net loss of $232 million, or $1.87 per diluted share, compared to net income of $4 million, or $0.03 per diluted share in the first quarter of 2019. Excluding the impact of impairment charges, merger-related costs and mark-to-market fuel hedge adjustments, the company reported adjusted net loss of $102 million, or $0.82 per diluted share, compared to adjusted net income of $21 million, or $0.17 per diluted share in 2019.
        "In the face of one of the greatest challenges in the history of commercial aviation, our people at Alaska and Horizon are doing extraordinary work to respond to this crisis," said Alaska Airlines CEO Brad Tilden. "I want to thank each of them for everything they're doing to serve our guests and to preserve the integrity of our operation. I also want to thank our leadership team for acting swiftly and courageously to reduce our cash burn rate and give us the best chance possible to navigate through this storm and capitalize on opportunities we may see on the other side. Alaska has been here for more than 88 years, serving our customers and communities, and providing good jobs for our people. Our commitment is to ensure this continues, and to emerge from this crisis better and stronger."
        The following table reconciles the company's reported GAAP net income and earnings per diluted share (diluted EPS) for the three months ended March 31, 2020 and 2019 to adjusted amounts.

	Three Months Ended March 31,
	2020		2019
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income (loss) and diluted EPS	$(232)	$(1.87)	$4	$0.03
Mark-to-market fuel hedge adjustments	9	0.07	(4)	(0.03)
Special items - merger-related costs	3	0.02	26	0.21
Special items - impairment charges and other	160	1.29	—	—
Income tax effect of reconciling items above	(42)	(0.33)	(5)	(0.04)
Non-GAAP adjusted net income (loss) and diluted EPS	$(102)	$(0.82)	$21	$0.17

        Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the first quarter results will be streamed online at 8:30 a.m. Pacific time on May 5, 2020. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to "Air Group," "company," "we," "us" and "our" refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as "Alaska" and "Horizon," respectively, and together as our "airlines."

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations, and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners serve more than 115 destinations across the United States and North America, providing essential air service for our guests along with moving crucial cargo shipments, such as food, medicine, mail and e-commerce deliveries. With hubs in Seattle; San Francisco; Los Angeles; Portland, Oregon; and Anchorage, Alaska, the airline is known for low fares, award-winning customer service and sustainability efforts. With Alaska and its Global Partners, guests can earn and redeem miles on flights to more than 800 destinations worldwide. Learn about Alaska at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
(in millions, except per-share amounts)	2020	2019	Change
Operating Revenues:
Passenger revenue	$1,481	$1,716	(14)%
Mileage Plan other revenue	109	110	(1)%
Cargo and other	46	50	(8)%
Total Operating Revenues	1,636	1,876	(13)%
Operating Expenses:
Wages and benefits	612	557	10%
Variable incentive pay	7	35	(80)%
Aircraft fuel, including hedging gains and losses	384	420	(9)%
Aircraft maintenance	115	120	(4)%
Aircraft rent	81	83	(2)%
Landing fees and other rentals	131	132	(1)%
Contracted services	72	72	—%
Selling expenses	55	72	(24)%
Depreciation and amortization	108	106	2%
Food and beverage service	49	49	—%
Third-party regional carrier expense	37	41	(10)%
Other	143	138	4%
Special items - merger-related costs	3	26	(88)%
Special items - impairment charges and other	160	—	NM
Total Operating Expenses	1,957	1,851	6%
Operating Income (Loss)	(321)	25	NM
Nonoperating Income (Expense):
Interest income	9	9	—%
Interest expense	(13)	(22)	(41)%
Interest capitalized	3	4	(25)%
Other - net	5	(10)	NM
Total Nonoperating Income (Expense)	4	(19)	NM
Income (Loss) Before Income Tax	(317)	6
Income tax (benefit) expense	(85)	2
Net Income (Loss)	$(232)	$4

Basic Earnings (Loss) Per Share:	$(1.89)	$0.03
Diluted Earnings (Loss) Per Share:	$(1.87)	$0.03

Shares Used for Computation:
Basic	122.818	123.291
Diluted	124.123	123.915

Cash dividend declared per share:	$0.375	$0.350

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2020	December 31, 2019
Cash and marketable securities	$2,125	$1,521
Other current assets	447	516
Current assets	2,572	2,037
Property and equipment - net	6,854	6,902
Operating lease assets	1,584	1,711
Goodwill	1,943	1,943
Intangible assets - net	110	122
Other assets	300	278
Total assets	13,363	12,993

Air traffic liability	1,110	900
Current portion of long-term debt	1,059	235
Current portion of operating lease liabilities	266	269
Other current liabilities	1,295	1,797
Current liabilities	3,730	3,201
Long-term debt	1,203	1,264
Long-term operating lease liabilities	1,375	1,439
Other liabilities and credits	3,040	2,758
Shareholders' equity	4,015	4,331
Total liabilities and shareholders' equity	$13,363	$12,993

Debt-to-capitalization ratio, including operating leases	48%	41%

Number of common shares outstanding	122.585	123.000

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2020	2019	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	8,932	10,417	(14.3)%
RPMs (000,000) "traffic"	10,656	12,449	(14.4)%
ASMs (000,000) "capacity"	15,304	15,508	(1.3)%
Load factor	69.6%	80.3%	(10.7) pts
Yield	13.90¢	13.78¢	0.9%
RASM	10.69¢	12.10¢	(11.7)%
CASMex(b)	9.22¢	9.06¢	1.8%
Economic fuel cost per gallon(b)	$1.93	$2.13	(9.4)%
Fuel gallons (000,000)	194	199	(2.5)%
ASM's per gallon	78.9	77.9	1.3%
Average number of full-time equivalent employees (FTE)	22,473	21,832	2.9%
Mainline Operating Statistics:
Revenue passengers (000)	6,675	7,864	(15.1)%
RPMs (000,000) "traffic"	9,582	11,172	(14.2)%
ASMs (000,000) "capacity"	13,697	13,874	(1.3)%
Load factor	70.0%	80.5%	(10.5) pts
Yield	12.88¢	12.73¢	1.2%
RASM	10.05¢	11.31¢	(11.1)%
CASMex(b)	8.46¢	8.30¢	1.9%
Economic fuel cost per gallon(b)	$1.92	$2.12	(9.4)%
Fuel gallons (000,000)	163	169	(3.6)%
ASM's per gallon	84.0	82.1	2.3%
Average number of FTE's	16,818	16,457	2.2%
Aircraft utilization	10.1	10.4	(2.9)%
Average aircraft stage length	1,306	1,304	0.2%
Operating fleet(d)	225	237	(12) a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,257	2,553	(11.6)%
RPMs (000,000) "traffic"	1,074	1,277	(15.9)%
ASMs (000,000) "capacity"	1,607	1,634	(1.7)%
Load factor	66.8%	78.2%	(11.4) pts
Yield	23.04¢	23.03¢	—%
RASM	16.09¢	18.68¢	(13.9)%
Operating fleet	94	93	1 a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.
(c)Data presented includes information related to flights operated by Horizon and third-party carriers.
(d)Excludes 12 aircraft that were permanently parked in March 2020.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating Revenues
Passenger revenues	$1,234	$247	$—	$—	$1,481	$—	$1,481
CPA revenues	—	—	105	(105)	—	—	—
Mileage Plan other revenue	98	11	—	—	109	—	109
Cargo and other	44	—	—	2	46	—	46
Total Operating Revenues	1,376	258	105	(103)	1,636	—	1,636
Operating Expenses
Operating expenses, excluding fuel	1,159	269	92	(110)	1,410	163	1,573
Economic fuel	313	62	—	—	375	9	384
Total Operating Expenses	1,472	331	92	(110)	1,785	172	1,957
Nonoperating Income (Expense)
Interest income	14	—	—	(5)	9	—	9
Interest expense	(12)	—	(5)	4	(13)	—	(13)
Interest capitalized	3	—	—	—	3	—	3
Other - net	6	—	—	(1)	5	—	5
Total Nonoperating Income (Expense)	11	—	(5)	(2)	4	—	4
Income (Loss) Before Income Tax	$(85)	$(73)	$8	$5	$(145)	$(172)	$(317)

	Three Months Ended March 31, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating Revenues
Passenger revenues	$1,422	$294	$—	$—	$1,716	$—	$1,716
CPA revenues	—	—	116	(116)	—	—	—
Mileage Plan other revenue	100	10	—	—	110	—	110
Cargo and other	48	1	1	—	50	—	50
Total Operating Revenues	1,570	305	117	(116)	1,876	—	1,876
Operating Expenses
Operating expenses, excluding fuel	1,152	274	97	(118)	1,405	26	1,431
Economic fuel	358	66	—	—	424	(4)	420
Total Operating Expenses	1,510	340	97	(118)	1,829	22	1,851
Nonoperating Income (Expense)
Interest income	16	—	—	(7)	9	—	9
Interest expense	(21)	—	(8)	7	(22)	—	(22)
Interest capitalized	4	—	—	—	4	—	4
Other - net	(10)	—	—	—	(10)	—	(10)
Total Nonoperating Income (Expense)	(11)	—	(8)	—	(19)	—	(19)
Income (Loss) Before Income Tax	$49	$(35)	$12	$2	$28	$(22)	$6

(a)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(b)Includes merger-related costs, impairment charges associated with the impact of COVID-19 and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended March 31,
	2020		2019
Consolidated:
CASM	12.79	¢	11.94	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.51		2.71
Special items - merger-related costs	0.02		0.17
Special items - impairment charges and other	1.04		—
CASM excluding fuel and special items	9.22	¢	9.06	¢

Mainline:
CASM	11.55	¢	11.04	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.35		2.55
Special items - merger-related costs	0.02		0.19
Special items - impairment charges and other	0.72		—
CASM excluding fuel and special items	8.46	¢	8.30	¢

Fuel Reconciliation
	Three Months Ended March 31,
	2020		2019
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$370	$1.91	$421	$2.11
Losses on settled hedges	5	0.02	3	0.02
Consolidated economic fuel expense	375	1.93	424	2.13
Mark-to-market fuel hedge adjustment	9	0.05	(4)	(0.02)
GAAP fuel expense	$384	$1.98	$420	$2.11
Fuel gallons	194		199

Debt-to-capitalization, adjusted for operating leases
(in millions)	March 31, 2020	December 31, 2019
Long-term debt	$1,203	$1,264
Capitalized operating leases	1,641	1,708
COVID-19 related borrowings(a)	825	—
Adjusted debt	3,669	2,972
Shareholders' equity	4,015	4,331
Total Invested Capital	$7,684	$7,303

Debt-to-capitalization ratio, including operating leases	48%	41%
(a) To best reflect our leverage at March 31, 2020, we included the borrowings stemming from the COVID-19 pandemic in our above calculation.

Net adjusted debt to earnings before interest, taxes, depreciation, amortization, special items and rent
(in millions)	March 31, 2020
Adjusted debt	$3,669
Current portion of long-term debt, excluding COVID-19 related borrowings	234
Total adjusted debt	3,903
Less: Cash and marketable securities	(2,125)
Net adjusted debt	$1,778

(in millions)	Last Twelve Months Ended March 31, 2020
GAAP Operating Income(a)	$717
Adjusted for:
Special items	181
Mark-to-market fuel hedge adjustments	7
Depreciation and amortization	425
Aircraft rent	329
EBITDAR	$1,659

Net adjusted debt to EBITDAR	1.1x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including impairment charges and merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as impairment charges and merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as impairment charges and merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Free Cash Flow Conversion - free cash flow as a percentage of adjusted net income

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Net adjusted debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Net adjusted debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile